Exhibit 23

Consent of Independent Registered Public Accounting Firm

  To the Board of Directors and Stockholders of
Hauppauge Digital Inc. and Subsidiaries
Hauppauge, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-138324) and Form S-8 (No. 333-25947, 333-88413, 333-46906, 333-46910, 333-109065, 333-115368, 333-139329, 333-139327 and 333-183849) of Hauppauge Digitgal Inc. of our report dated December 27, 2013, relating to the consolidated financial statements which appears in this Form 10-K for the year ended September 30, 2013.

/s/ BDO USA, LLP
BDO USA, LLP
Melville, New York

December 30, 2013